
<ARTICLE> BD                                          <F1>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          NOV-26-1999
<PERIOD-START>                             NOV-30-1998<F2>
<PERIOD-END>                               AUG-27-1999
<CASH>                                          10,845<F3>
<RECEIVABLES>                                   29,419
<SECURITIES-RESALE>                             36,702
<SECURITIES-BORROWED>                           78,662
<INSTRUMENTS-OWNED>                             74,110
<PP&E>                                           1,095<F4>
<TOTAL-ASSETS>                                 236,273
<SHORT-TERM>                                    36,612
<PAYABLES>                                      38,624
<REPOS-SOLD>                                    32,634
<SECURITIES-LOANED>                             26,331
<INSTRUMENTS-SOLD>                              62,999
<LONG-TERM>                                     20,340
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             4
<OTHER-SE>                                       8,593
<TOTAL-LIABILITY-AND-EQUITY>                   236,273
<TRADING-REVENUE>                                4,540<F5>
<INTEREST-DIVIDENDS>                             9,269
<COMMISSIONS>                                    1,083<F6>
<INVESTMENT-BANKING-REVENUES>                    3,054
<FEE-REVENUE>                                      705<F6>
<INTEREST-EXPENSE>                               8,779
<COMPENSATION>                                   7,343<F7>
<INCOME-PRETAX>                                    783
<INCOME-PRE-EXTRAORDINARY>                         783
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     1,985
<EPS-BASIC>                                       4.18
<EPS-DILUTED>                                     4.11

<F1>The amounts disclosed in the financial data summary should be read in conjunction with the consolidated financial statements and the notes thereto.
<F2>Represents the first Monday of the period.
<F3>Includes cash and cash equivalents and cash and securities segregated in compliance with U.S. federal and other regulations as disclosed on the consolidated statement of financial condition.
<F4>Included in other assets on the consolidated statement of financial condition.
<F5>Includes revenues from principal investments, which mainly represents revenues from the Firm's merchant banking investments.
<F6>Included in revenues from asset management and securities services on the consolidated statement of earnings.
<F7>Includes non-recurring employee initial public offering awards and amortization of employee initial public offerings awards.

